Exhibit 10.2
STOCK OPTION AGREEMENT
     This agreement (“Agreement”) by and between REPUBLIC SERVICES, INC., a Delaware corporation (the “Company”) and _______________ (“Optionee”) is entered into as of ____________. This Agreement must be signed by Optionee and returned to the Company’s Stock Option Plan Administrator by _______________ or all options granted herein will he canceled and will revert to the Company.
     WHEREAS, the Company may have previously awarded to Optionee and is, on the terms and conditions set forth in this Agreement, awarding to Optionee non-qualified options to purchase shares of the Company’s common stock par value $.01 per share (the “Stock”), conditioned upon execution by Optionee and the Company of this Agreement and the Security and Confidential Information Agreement (the “Security Agreement”) or such other document containing, in the sole and absolute discretion of the Company, appropriate confidentiality and non-compete provisions.
     NOW, THEREFORE, in consideration of the promises and of the covenants and agreements set forth herein, the parties hereby agree as follows:
     1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Company’s 1998 Stock Incentive Plan as amended and restated March 6, 2002, a copy of which is enclosed as Exhibit A and incorporated herein by reference (the “Plan”). All references to the Company herein shall also be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.
     2. Grant of Option. Subject always to (a) the terms and conditions of the Agreement, (b) the terms and conditions of the Plan and (c) the Company’s prior receipt of a Security Agreement or such other document containing appropriate confidentiality and non-compete provisions executed by Optionee, Optionee is granted effective _______________, the right and option to purchase from the Company all or part of an aggregate of _______________ shares of the Stock at the option price of $_________ per share (the “Option”). The Option will have a ten-year term and will vest over the next four years beginning on _______________, at a rate each year of 25% of the aggregate shares, all as provided in the Plan. The Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     3. Forfeiture of Option Gain if Optionee is Terminated for Cause. If Optionee’s employment is terminated for “Cause,” then the Option, together with all prior options to purchase Stock granted to Employee, (the Option, together with all prior options, are referred to herein, collectively, as the “Options”) shall terminate immediately. If Optionee has exercised or exercises the Options at any time after the date which is one year prior to the date of such termination, the Optionee shall pay to the Company the “Gain” on the exercise of the Options. For purposes of this Agreement, “Gain” means an amount equal to the excess, if any, of the market price of the Stock on the date of exercise over the exercise price of the Options, without regard to any subsequent market price decrease or increase, multiplied by the number of shares purchased by Optionee. For purposes of this Agreement, “Cause” means the Optionee engaging in any activities contrary to or harmful to the interests of the Company, including, but not limited to: (i) conduct related to Optionee’s employment for which either criminal or civil penalties against Optionee may be sought; (ii) violation by Optionee of Company policy, including, without limitation, the Company’s insider trading policy; (iii) Optionee’s disclosure or misuse of any confidential information or material concerning the Company in violation of the Security Agreement or other similar agreement between the Company and the Optionee; (iv) Optionee’s willful misconduct or gross negligence; or (v) violation by Optionee of an employment agreement, if any, between the Company and Optionee.
     4. Forfeiture of Options Gain if Optionee Engaged in Certain Competitive Activities. If at any time during the term of Optionee’s employment or within the time period specified in the Security Agreement or other similar agreement following termination of Optionee’s employment with the Company, Optionee violates any provision of the Security Agreement, or other similar agreement, the Options shall terminate effective on the date on which Optionee violates such provision of the Security Agreement unless terminated sooner by operation of the applicable Plan, and Optionee shall immediately pay to the Company the Gain (as previously defined herein on any exercise of the Options within a period commencing one year prior to the date of termination or forfeiture and ending after expiration of any grace period to exercise the Option.
     5. Right to Set-Off. By accepting this Agreement, Optionee consents to a deduction from any amounts the Company owes Optionee from time to time (including amounts owed to Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to Optionee by the Company), up to the dollar amount Optionee owes the Company under Paragraphs 3 and 4 above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount Optionee owes it calculated as set forth above, Optionee agrees to pay immediately the unpaid balance to the Company.
     6. Board of Director Discretion. Optionee may be released from his or her obligations under Paragraphs 3 and 4 above only if the Board of Directors of the Company, or a duly authorized committee thereof, determines, in its sole and absolute discretion, that such action is not adverse to the interests of the Company.
     7. Transferability of Options. Unless otherwise approved by the Board of Directors of the Company or a duly authorized committee thereof, no Options shall be transferable or assignable by Optionee, other than by will or the laws of descent and distribution.
     8. Voluntary Retirement. The Options shall become immediately vested if at the time Optionee retires, he or she is at least 55 years old and has completed at least six years of service to the Company, or if Optionee is at least 65 years old (without regard to years of service with the Company). Optionee will have three years from the date of retirement to exercise the Option. For purposes of this Paragraph, Optionee shall be credited with continuous service rendered to any entity acquired by the Company, any entity in which substantially all of its assets were acquired by the Company and Republic Services, Inc.

     9. Termination of Employment or Service. Except as otherwise provided herein, upon termination of the employment or other service of Optionee with the Company, all Options previously granted to Optionee (whether pursuant to this Agreement or otherwise) shall, unless otherwise agreed in writing signed by Optionee and the Company, (a) cease any further vesting as of the date of termination of the employment or other service of Optionee with the Company, (b) Optionee’s ability to exercise any vested Options shall terminate sixty days after the date of such termination of employment or service, provided that the Options do not expire earlier pursuant to Paragraphs 2, 3 or 4 above, and (c) Optionee shall have no further right to purchase shares of Stock pursuant to the Options.
     10. Rights in the Event of Death or Disability.
     (a) Death. If an Optionee dies while in the employ or service of the Company or within the period following the termination of employment or service during which the Option is exercisable under Section 9(b) below, all Options held by such Optionee prior to death shall become immediately vested and exercisable in full and the executors or administrators or legatees or distributees of such Optionee’s estate shall have the right, at any time within five years after the date of such Optionee’s death and prior to termination of the Option pursuant to Paragraph 2 above and the Plan, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee’s death; provided, however, that the Board of Directors of the Company (or any committee thereof) may provide, in its discretion, that following the death of an Optionee, the executors or administrators or legatees or distributees of such Optionee’s estate may exercise the Options, in whole or in part, at any time subsequent to such Optionee’s death and prior to termination of the Options pursuant to Paragraph 2 above and the Plan, either subject to or without regard to any vesting or other limitation on exercise.
     (b) Disability. If an Optionee terminates employment or service with the Company by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then all Options held by such Optionee shall become immediately exercisable in full and the Optionee shall have the right, at any time within five years after such termination of employment or service and prior to termination of the Options pursuant to Paragraph 2 above and the Plan, to exercise, in whole or in part, any Options held by such Optionee at the date of such termination of employment or service; provided, however, that the Board of Directors of the Company (or any committee thereof) may provide, in its discretion, that an Optionee may, in the event of the termination of employment or service of the Optionee with the Company by reason of the “permanent and total disability” of such Optionee, exercise Options, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Options pursuant to Paragraph 2 above and the Plan either subject to or without regard to any vesting or other limitation on exercise. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of this Plan shall be determined by the Board of Directors of the Company (or any committee thereof), which determination shall be final and conclusive.
     11. Optionee Bound by Terms of Applicable Stock Option Plan. Optionee hereby acknowledges receipt of a copy of the Plan, and agrees to be bound by all of the terms, conditions and provisions of the same.

     12. Right to Continued Employment. Nothing contained in this Agreement shall confer on Optionee the right to continue in the employment of the Company or otherwise impede the Company’s ability to terminate Optionee’s employment.
     13. Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of Optionee and the Company, shall be instituted only in the state or federal courts located in Broward County in the State of Florida, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.
     14. Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     15. Notices. All notices or other communications with respect to the Options shall be deemed given and delivered in person or by facsimile transmission, telefaxed, or mailed by registered or certified mail (return receipt requested, postage prepaid) to the Company’s Stock Option Administrator at the following address (or such other address, as shall be specified by like notice of a change of address shall be effective upon receipt):
Stock Option Administrator
Republic Services, Inc.
110 Southeast 6th Street, 28th Floor Fort
Lauderdale, FL 33301
     16. Binding Effect. Subject to the limitation stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and to Optionee’s heirs, legatees, distributees and personal representatives.
     17. Conflict with Terms of Plan. In the event that any provision of this Agreement should conflict with any provision of the Plan, the Plan shall govern and be controlling.
     18. Integration. This Agreement supersedes all prior agreements and understanding between the Company and Optionee relating to the grant of the Options.
     19. Preliminary Statements. The Preliminary Statements set forth on the first page of this Agreement are true and correct and are hereby incorporated and made a part of this Agreement.
     20. Waiver. The failure of any party at any time to require strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to require strict performance of the same condition, promise, agreement or understanding at a subsequent time.

     IN WITNESS WHEREOF, the parties hereto have executed the Agreement.

REPUBLIC SERVICES, INC.	OPTIONEE

Stock Option Administrator

Signature

Date:	Print or Type Name

Street Address

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Social Security Number

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